Exhibit 99.2

Second Quarter 2013
Supplemental Financial Information

FIRST POTOMAC
REALTY TRUST

www.first-potomac.com

FIRST POTOMAC REALTY TRUST	Index to Supplemental Information

Quarterly Supplemental Disclosure – June 30, 2013

FIRST POTOMAC REALTY TRUST	Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, DC region. The Company’s focus is on acquiring properties that can benefit from its intensive property management, and repositioning properties to increase their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus
Manager, Investor Relations
(301) 986-9200
jmarcus@first-potomac.com

The forward-looking statements contained in this supplemental financing information are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions and, if applicable, dispositions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and Core FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Note that certain figures are rounded to the nearest thousands or to a tenth a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Quarterly Supplemental Disclosure – June 30, 2013	2

FIRST POTOMAC
REALTY TRUST

Portfolio Maps

Washington / Baltimore
Metro Regions
KEY
Type of Property
Office
Business Park
Industrial
FREDERICK
REISTERTOWN
OWINGS MILLS
BALTIMORE
ELLICOTT CITY
COLUMBIA
CLARKSBURG
GERMANTOWN
GAITHERSBURG
LEESBURG
POTOMAC RIVER
ROCKVILLE
BETHESDA
BELTSVILLE
LAUREL
GLEN BURNIE
CHESAPEAKE BAY
BOWIE
ANNAPOLIS
STERLING
HERNDON
RESTON
CHANTILLY
SILVER SPRING
WASHINGTON, D.C.
LARGO
FAIRFAX
MANASSAS
ALEXANDRIA
LORTON
WOODBRIDGE
ELKWOOD

ASHLAND
GLEN ALLEN
RICHMOND
CHESTER
Southern
Virginia Region
CHESAPEAKE BAY
HAMPTON
NORFOLK
CHESAPEAKE

Quarterly Supplemental Disclosure - June 30, 2013 3

CONTACT:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Manager, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FOR IMMEDIATE RELEASE

FIRST POTOMAC REALTY TRUST REPORTS

SECOND QUARTER 2013 RESULTS

Made Significant Progress Executing the Updated Strategic and Capital Plan

BETHESDA, MD. (July 25, 2013) – First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and six months ended June 30, 2013.

Second Quarter 2013 Highlights

•	Executed on the industrial portfolio sale, a key component of the updated strategic and capital plan, which generated total gross proceeds of $259.0 million.

•	Successfully completed the public offering of 7,475,000 common shares, the proceeds of which were largely utilized to pay down debt.

•	Reported Core Funds From Operations of $15.9 million, or $0.28 per diluted share.

•	Executed 540,000 square feet of leases, including 234,000 square feet of new leases.

•	Brought Redland Corporate Center, a 349,000 square foot office property in Rockville, Maryland, from 40% leased at acquisition to 100% leased.

•	Signed first office lease at 440 First Street, NW on Capitol Hill with Associated Builders and Contractors, Inc. for approximately 20,000 square feet.

Douglas J. Donatelli, Chairman and CEO of First Potomac Realty Trust, stated, “The second quarter marked significant progress with respect to our previously announced updated strategic and capital plan, as we concentrated our operating focus through the sale of the industrial portfolio, and decreased leverage through the use of proceeds from both that sale and our common equity offering. We signed more than 540,000 square feet of leases, including 234,000 square feet of new leases, reduced the remaining lease expirations for the year, and increased both the leased and occupied percentages in our portfolio. We also expanded our Board of Trustees and appointed a new trustee. We believe these results mark significant steps towards our goal of positioning First Potomac to be the leading owner of high-quality office properties in the region in the coming years.”

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FIRST POTOMAC REALTY TRUST

Funds From Operations (“FFO”) increased for the three and six months ended June 30, 2013 compared with the same periods in 2012 primarily due to a reduction in loss on debt extinguishment and reduced legal and accounting fees. During the second quarter of 2013, the Company sold the majority of its industrial portfolio (including I-66 Commerce Center), which is explained in greater detail below, for aggregate gross proceeds of $259.0 million. In connection with the sale, the Company prepaid $42.7 million of debt associated with the sold properties and used a portion of the proceeds from the sale to prepay a $16.4 million mortgage loan that encumbered Cloverleaf Center, which resulted in an aggregate $4.6 million loss on debt extinguishment for the three months ended June 30, 2013. During the second quarter of 2012, the Company recorded $13.2 million of debt extinguishment charges from the prepayment of its senior notes, and $2.5 million of legal and accounting fees associated with the Company’s completed internal investigation.

Core FFO decreased for the three months ended June 30, 2013 compared with the same period in 2012, primarily due to a decline in net operating income as a result of selling the industrial portfolio, which is reflected in discontinued operations. Core FFO increased slightly for the six months ended June 30, 2013 compared with the same period in 2012, due to a reduction in interest expense as the Company refinanced approximately $180 million of debt at lower interest rates from June 2012 though the end of 2012, which was partially offset by a reduction in net operating income.

A reconciliation between Core FFO and FFO available to common shareholders for the three and six months ended June 30, 2013 and 2012 is presented below (in thousands, except per share amounts):

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
	Amount	Per diluted share(1)	Amount	Per diluted share(1)	Amount	Per diluted share(1)	Amount	Per diluted share(1)
Core FFO	$15,886	$0.28	$16,929	$0.32	$31,733	$0.58	$31,484	$0.60
Loss on debt extinguishment	(4,615)	(0.08)	(13,221)	(0.25)	(4,615)	(0.08)	(13,325)	(0.26)
Internal investigation costs	—	—	(2,533)	(0.05)	—	—	(2,533)	(0.05)
Deferred abatement and straight-line amortization(2)	—	—	—	—	1,567	0.03	—	—
Acquisition costs	—	—	(23)	—	—	—	(41)	—
Contingent consideration related to acquisition of property(3)	(75)	—	—	—	(75)	—	—	—
Legal costs associated with informal SEC inquiry	(55)	—	—	—	(391)	(0.01)	—	—

FFO available to common shareholders	$11,141	$0.20	$1,152	$0.02	$28,219	$0.52	$15,585	$0.29

Net income (loss)	$14,476		$(13,219)		$16,439		$(16,694)
Net income (loss) attributable to common shareholders per diluted common share(4)	$0.20		$(0.31)		$0.19		$(0.43)

(1)	Numbers may not foot due to rounding.
(2)

Represents the accelerated amortization of the straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property at the end of March 2013. The property was sold in May 2013.

(3)

Reflects an increase in the Company’s contingent consideration liability related to its acquisition of Ashburn Center in 2009. The Company expects to pay $1.7 million to the seller of the property in the third quarter of 2013 to fulfill the obligation.

(4)	Reflects amounts attributable to noncontrolling interests and the impact of dividends on the Company’s preferred shares to arrive at net income (loss) attributable to common shareholders.

A reconciliation of net income (loss) to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Quarterly Supplemental Disclosure – June 30, 2013	5

FIRST POTOMAC REALTY TRUST

Operating Performance

At June 30, 2013, the Company’s consolidated portfolio consisted of 151 buildings totaling approximately 9 million square feet. The Company’s consolidated portfolio was 86.5% leased and 84.0% occupied at June 30, 2013, compared with 86.3% leased and 83.9% occupied at March 31, 2013 and 85.4% leased and 84.0% occupied at June 30, 2012. Excluding the properties sold during the second quarter of 2013, the Company’s portfolio would have been 85.6% leased and 82.3% occupied at March 31, 2013 and 85.5% leased and 83.5% occupied at June 30, 2012. On a period- over-period basis, the increase in both the leased and occupied percentages reflect the lease up of previously vacant space in the Company’s portfolio.

During the second quarter of 2013, the Company executed 540,000 square feet of leases, which consisted of 234,000 square feet of new leases and 306,000 square feet of renewal leases, of which 51,000 square feet of renewal leases were associated with industrial properties sold during the second quarter. Excluding the properties sold during the second quarter, the Company achieved a tenant retention rate of 79% and achieved positive net absorption of approximately 69,000 square feet during the second quarter.

Same-property net operating income (“Same-Property NOI”) was flat for the three months ended June 30, 2013 and increased 0.4% for the six months ended June 30, 2013 compared with the same periods in 2012. For the three months ended June 30, 2013, an increase in occupancy was offset by an increase in operating expenses, partially attributable to a higher recovery of bad debt expense in the second quarter of 2012.

A reconciliation of net income (loss) to Same-Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of the Company’s properties, as well as additional information regarding the Company’s results of operations can be found in the Company’s Second Quarter 2013 Supplemental Financial Report, which is posted on the Company’s website,
www.first-potomac.com.

Dispositions

Industrial Portfolio Sale

Consistent with the updated strategic and capital plan announced in January, during the second quarter, the Company sold 24 industrial properties, which comprised the majority of the Company’s industrial portfolio and consisted of approximately 4.3 million square feet, 2.6 million square feet of which are located in Southern Virginia. The aggregate sales price of the disposition, which consisted of two separate transactions, was $259.0 million. Specifically, on May 7, 2013, the Company sold I-66 Commerce Center, a 236,000 square foot industrial property in Haymarket, Virginia, for $17.5 million. On June 18, 2013, the Company completed the sale of the remaining 23 industrial properties to an affiliate of Blackstone Real Estate Partners VII for $241.5 million.

The Company received gross proceeds of $259.0 million from the sale of the 24 industrial properties. Proceeds from the sale were partially utilized to repay $42.7 million of mortgage and other indebtedness secured by the properties, and to pay associated prepayment penalties and closing costs. In addition, the Company used a portion of the net proceeds from the sale to prepay a $16.4 million mortgage loan that encumbered Cloverleaf Center and to repay $121.0 million of the outstanding balance under its unsecured revolving credit facility. For tax planning purposes, the Company also placed $28.2 million of the net proceeds with a qualified intermediary in order to facilitate a potential tax-free exchange in the event the Company identifies an acquisition opportunity, which is reflected in escrows and reserves on the Company’s balance sheet. The Company reported a gain on the sale of the portfolio of $18.7 million in its second quarter results, and recorded an aggregate loss on debt extinguishment of $4.6 million that was associated with the repayment of debt related to the industrial properties sold in the second quarter and the prepayment of the mortgage loan encumbered by Cloverleaf Center.

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FIRST POTOMAC REALTY TRUST

Other Dispositions

On June 5, 2013, the Company sold a 32,000 square foot building at Lafayette Business Center, a six-building, 254,000 square foot office park located in Chantilly, Virginia for net proceeds of approximately $2.5 million. The Company reported a gain on the sale of the property of $0.2 million in its second quarter results. The Company used the net proceeds from the sale to repay a portion of the outstanding balance under its unsecured revolving credit facility.

On June 14, 2013, the Company entered into a contract to sell an additional 34,000 square foot building at Lafayette Business Center. The sale is expected to be completed in the third quarter of 2013. At June 30, 2013, the Company classified the building as “held-for-sale” on its consolidated balance sheet for each of the periods presented in this press release.

On July 15, 2013, the Company entered into a contract to sell Triangle Business Center, a 74,000 square foot business park property located in Baltimore, Maryland. Based on the anticipated sales price, the Company recorded an impairment charge of $1.4 million in the second quarter of 2013. The sale is expected to be completed in the third quarter of 2013.

The operating results of the 24 industrial properties and both buildings at Lafayette Business Center, and the gains realized on completed sales transactions mentioned above are reflected as discontinued operations in the Company’s consolidated statements of operations for each of the periods presented in this press release.

Financing Activity

On May 24, 2013, the Company completed the public offering of 7,475,000 common shares at a public offering price of $14.70 per share, which generated net proceeds of $105.1 million, after deducting the underwriting discount and offering costs. The Company used a portion of the net proceeds to repay its $10.0 million secured term loan, its $37.5 million secured bridge loan, and to pay down $53.0 million of the outstanding balance under its unsecured revolving credit facility. The remaining net proceeds were utilized for general corporate purposes.

On June 5, 2013, the Company entered into a construction loan (the “Construction Loan”) with U.S. Bank, National Association that is collateralized by the Company’s 440 First Street, NW property, which has undergone a major redevelopment since its acquisition. The Construction Loan has a borrowing capacity of up to $43.5 million, of which the Company borrowed $21.7 million in the second quarter. The Construction Loan has a variable interest rate of LIBOR plus a spread of 2.50% and matures in May 2016, with two one-year extension options at the Company’s discretion. The Company can repay all or a portion of the Construction Loan, without penalty, at any time during the term of the loan.

Balance Sheet

The Company had $688.0 million of debt outstanding at June 30, 2013 compared with $954.9 million of debt outstanding at March 31, 2013. Of the Company’s outstanding debt at June 30, 2013, $294.4 million was fixed-rate debt and $350.0 million was variable-rate debt that had been swapped to a fixed interest rate. The remainder of the Company’s debt, $43.7 million, was variable-rate debt that consisted of a $22.0 million mortgage loan and the $21.7 million outstanding balance under the Construction Loan.

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FIRST POTOMAC REALTY TRUST

Dividends

On July 23, 2013, the Company declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend will be paid on August 15, 2013 to common shareholders of record as of August 6, 2013. The Company also declared a dividend of $0.484375 per share on its Series A Preferred Shares. The dividend will be paid on August 15, 2013 to preferred shareholders of record as of August 6, 2013.

Core FFO Guidance

The Company is updating its full-year 2013 Core FFO guidance to $1.00 to $1.04 per diluted share. The Company’s revised guidance reflects all prior dispositions and financing activities completed during the first and second quarter, including the completion of the industrial portfolio sale and the public offering of 7,475,000 common shares. Among other things, guidance does not include the impact of any potential acquisition opportunities. The following is a summary of the assumptions that the Company used in arriving at its guidance, which were updated based on the Company’s first and second quarter activity (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges(1)
Portfolio NOI(2)	$114,000	—	$116,000
Interest and Other Income		6,000
FFO from Unconsolidated Joint Ventures	5,000	—	5,500
Interest Expense	$33,000	—	$36,000
G&A	20,000	—	21,000
Preferred Dividends		12,400
Weighted Average Shares	57,500	—	58,000
Average Occupancy	84.0%	—	84.5%
Year-End Occupancy	84.0%	—	85.0%
Same-Property NOI – Accrual Basis	1.0%	—	2.5%

(1)

The Company’s guidance reflects the disposition of the 24 industrial properties, both buildings at Lafayette Business Center, and Triangle Business Center, as well as the issuance of 7,475,000 common shares as described above, but does not take into consideration any additional dispositions, acquisitions or capital raising activities in 2013. The Company’s guidance also excludes any potential gains or asset impairments associated with potential future property dispositions.

(2)

Does not include the $1.5 million straight-line amortization rent impact associated with Engineering Solutions at I-66 Commerce Center. The tenant terminated its lease at the end of March 2013 and the property was sold in May 2013.

The Company’s guidance is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company may change its guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2013	Low Range	High Range
Net income attributable to common shareholders per diluted share	$0.08	$0.12
Real estate depreciation(1)	1.17	1.17
I-66 Commerce Center accelerated amortization	(0.03)	(0.03)
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.22)	(0.22)

Core FFO per diluted share	$1.00	$1.04

(1)	Includes the Company’s pro-rata share of depreciation from its unconsolidated joint ventures and depreciation related to the Company’s disposed properties.
(2)

Items excluded from Core FFO consist of the gains associated with disposed properties and the costs associated with the informal SEC inquiry, contingent consideration, impairment charges and debt extinguishments.

Quarterly Supplemental Disclosure – June 30, 2013	8

FIRST POTOMAC REALTY TRUST

Investor Conference Call and Webcast

First Potomac will host a conference call on July 26, 2013 at 9:00 AM ET to discuss second quarter results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on July 26, 2013, until midnight ET on August 2, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 417107.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on July 26, 2013, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. As of June 30, 2013, the Company’s consolidated portfolio totaled approximately 9 million square feet. Based on annualized cash basis rent, the Company’s portfolio consists of 52% office properties and 48% business park and industrial properties. A key element of First Potomac’s overarching strategy is its dedication to sustainability. Nearly one million square feet of First Potomac property is LEED Certified, with the potential for another one million square feet in future development projects. Approximately half of the portfolio’s multi-story office square footage is LEED or Energy Star Certified and 81% of First Potomac’s Washington, DC portfolio is Energy Star Certified. FPO common shares (NYSE:FPO) and preferred shares (NYSE:FPO-PA) are publicly traded on the New York Stock Exchange.

Non-GAAP Financial Measures

Funds from Operations – Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company also excludes, from its FFO calculation, any depreciation and amortization related to third parties from its consolidated joint ventures. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

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FIRST POTOMAC REALTY TRUST

Core FFO – Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal and accounting costs related to the Company’s prior internal investigation and the informal SEC inquiry, personnel separations costs, contingent consideration charges and acquisition costs.

The Company’s presentation of FFO in accordance with the NAREIT white paper, or presentation of Core FFO, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO and Core FFO calculations are reconciled to net income in the Company’s Consolidated Statements of Operations included in this release.

NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and business park properties, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Same-Property NOI – Same-Property Net Operating Income (“Same-Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses, real estate taxes and insurance) from the properties owned by the Company for the entirety of the periods compared, is a primary performance measure the Company uses to assess the results of operations at its properties. As an indication of the Company’s operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of the Company’s Same-Property NOI to net income from its consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period thus impacting trends and comparability. Also, the Company eliminates depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.

Quarterly Supplemental Disclosure – June 30, 2013	10

FIRST POTOMAC REALTY TRUST

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding the Company’s 2013 Core FFO guidance and related assumptions, the benefits of the sale of the Company’s industrial properties, the potential sale of Triangle Business Center and a building at Lafayette Business Center and the timing of such sales, and future acquisition and growth opportunities, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and Core FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Quarterly Supplemental Disclosure – June 30, 2013	11

FIRST POTOMAC REALTY TRUST

FIRST POTOMAC REALTY TRUST

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Rental	$32,551	$31,370	$64,697	$62,604
Tenant reimbursements and other	8,106	8,891	16,994	16,473

Total revenues	40,657	40,261	81,691	79,077

Operating expenses:
Property operating	9,947	8,623	20,916	18,474
Real estate taxes and insurance	4,204	4,027	8,935	7,955
General and administrative	4,985	7,245	10,252	12,142
Acquisition costs	—	23	—	41
Depreciation and amortization	14,739	13,738	29,244	27,289
Impairment of real estate assets	1,446	—	1,446	1,949
Contingent consideration related to acquisition of property	75	—	75	—

Total operating expenses	35,396	33,656	70,868	67,850

Operating income	5,261	6,605	10,823	11,227

Other expenses, net:
Interest expense	9,353	10,358	19,310	21,022
Interest and other income	(1,574)	(1,499)	(3,105)	(3,007)
Equity in (earnings) losses of affiliates	(7)	(24)	(35)	22
Loss on debt extinguishment	201	13,221	201	13,221

Total other expenses, net	7,973	22,056	16,371	31,258

Loss from continuing operations before income taxes	(2,712)	(15,451)	(5,548)	(20,031)

Provision for income taxes	—	(101)	—	(162)

Loss from continuing operations	(2,712)	(15,552)	(5,548)	(20,193)

Discontinued operations:
Income from operations	2,655	2,172	7,454	3,338
Loss on debt extinguishment	(4,414)	—	(4,414)	—
Gain on sale of real estate property	18,947	161	18,947	161

Income from discontinued operations	17,188	2,333	21,987	3,499

Net income (loss)	14,476	(13,219)	16,439	(16,694)

Less: Net (income) loss attributable to noncontrolling interests	(466)	789	(406)	1,108

Net income (loss) attributable to First Potomac Realty Trust	14,010	(12,430)	16,033	(15,586)

Less: Dividends on preferred shares	(3,100)	(3,100)	(6,200)	(5,764)

Net income (loss) attributable to common shareholders	$10,910	$(15,530)	$9,833	$(21,350)

Depreciation and amortization:
Real estate assets	14,739	13,738	29,244	27,289
Discontinued operations	1,255	2,482	3,659	5,053
Unconsolidated joint ventures	1,317	1,484	2,669	2,967
Consolidated joint ventures	(53)	(44)	(104)	(82)
Impairment of real estate assets	1,446	—	1,446	3,021
Gain on sale of real estate property	(18,947)	(161)	(18,947)	(161)
Net income (loss) attributable to noncontrolling interests in the Operating Partnership	474	(817)	419	(1,152)

Funds from operations available to common shareholders	$11,141	$1,152	$28,219	$15,585

Quarterly Supplemental Disclosure – June 30, 2013	12

FIRST POTOMAC REALTY TRUST

FIRST POTOMAC REALTY TRUST

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Funds from operations (FFO)	$14,241	$4,252	$34,419	$21,349
Less: Dividends on preferred shares	(3,100)	(3,100)	(6,200)	(5,764)

FFO available to common shareholders	11,141	1,152	28,219	15,585
Loss on debt extinguishment	4,615	13,221	4,615	13,325
Internal investigation costs	—	2,533	—	2,533
Deferred abatement and straight-line amortization	—	—	(1,567)	—
Acquisition costs	—	23	—	41
Contingent consideration related to acquisition of property	75	—	75	—
Legal costs associated with informal SEC inquiry	55	—	391	—

Core FFO	$15,886	$16,929	$31,733	$31,484

Basic and diluted earnings per common share:
Loss from continuing operations	$(0.11)	$(0.35)	$(0.21)	$(0.50)
Income from discontinued operations	0.31	0.04	0.40	0.07

Net income (loss)	$0.20	$(0.31)	$0.19	$(0.43)

Weighted average common shares outstanding:
Basic and diluted	53,586	50,098	52,004	49,940
FFO available to common shareholders per share – basic	$0.20	$0.02	$0.52	$0.30
FFO available to common shareholders per share – diluted	$0.20	$0.02	$0.52	$0.29
Core FFO per share – diluted	$0.28	$0.32	$0.58	$0.60
Weighted average common shares and units outstanding:
Basic	56,184	52,834	54,602	52,768
Diluted	56,289	52,889	54,703	52,848

Quarterly Supplemental Disclosure – June 30, 2013	13

FIRST POTOMAC REALTY TRUST

FIRST POTOMAC REALTY TRUST

Consolidated Balance Sheets

(Amounts in thousands, except per share amounts)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets:
Rental property, net	$1,219,207	$1,450,679
Assets held-for-sale	2,784	—
Cash and cash equivalents	64,649	9,374
Escrows and reserves	39,002	13,421
Accounts and other receivables, net of allowance for doubtful accounts of $1,689 and $1,799, respectively	13,413	15,271
Accrued straight-line rents, net of allowance for doubtful accounts of $198 and $530, respectively	27,975	28,133
Notes receivable, net	54,740	54,730
Investment in affiliates	49,651	50,596
Deferred costs, net	39,413	40,370
Prepaid expenses and other assets	7,095	8,597
Intangible assets, net	39,737	46,577

Total assets	$1,557,666	$1,717,748

Liabilities:
Mortgage loans	$338,046	$418,864
Secured term loan	—	10,000
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	50,000	205,000
Accounts payable and other liabilities	50,254	64,920
Accrued interest	1,906	2,653
Rents received in advance	6,218	9,948
Tenant security deposits	5,248	5,968
Deferred market rent, net	1,880	3,535

Total liabilities	753,552	1,020,888

Noncontrolling interests in the Operating Partnership	34,786	34,367
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	160,000	160,000
Common shares, $0.001 par value, 150,000 shares authorized; 58,764 and 51,047 shares issued and outstanding, respectively	59	51
Additional paid-in capital	910,206	804,584
Noncontrolling interests in consolidated partnerships	3,715	3,728
Accumulated other comprehensive loss	(4,186)	(10,917)
Dividends in excess of accumulated earnings	(300,466)	(294,953)

Total equity	769,328	662,493

Total liabilities, noncontrolling interests and equity	$1,557,666	$1,717,748

Quarterly Supplemental Disclosure – June 30, 2013	14

FIRST POTOMAC REALTY TRUST

FIRST POTOMAC REALTY TRUST

Same-Property Analysis

(unaudited, dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Same-Property NOI(1)
Total base rent	$31,484	$30,958	$62,837	$62,057
Tenant reimbursements and other	7,522	7,186	15,915	14,354
Property operating expenses	(8,959)	(8,242)	(19,086)	(17,832)
Real estate taxes and insurance	(4,066)	(3,922)	(8,655)	(7,773)

Same-Property NOI—accrual basis	25,981	25,980	51,011	50,806
Straight-line revenue, net	(330)	(389)	(719)	(940)
Deferred market rental revenue, net	14	98	27	118

Same-Property NOI—cash basis	$25,665	$25,689	$50,319	$49,984

Change in same-property NOI—accrual basis	0.0%		0.4%
Change in same-property NOI—cash basis	(0.1)%		0.7%
Same-property percentage of total portfolio (sf)	94.4%		94.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of Consolidated NOI to Same-Property NOI
Total revenues	$40,657	$40,261	$81,691	$79,077
Property operating expenses	(9,947)	(8,623)	(20,916)	(18,474)
Real estate taxes and insurance	(4,204)	(4,027)	(8,935)	(7,955)

NOI	26,506	27,611	51,840	52,648
Less: Non-same property NOI(2)	(525)	(1,631)	(829)	(1,842)

Same-Property NOI – accrual basis	$25,981	$25,980	$51,011	$50,806

	Three Months Ended June 30, 2013	Percentage of Base Rent	Six Months Ended June 30, 2013	Percentage of Base Rent
Change in Same-Property NOI by Region (accrual basis)
Washington, D.C.	5.0%	14%	2.7%	14%
Maryland	(4.7)%	32%	(1.1)%	32%
Northern Virginia	3.3%	31%	0.3%	31%
Southern Virginia	(1.5)%	23%	1.0%	23%
Change in Same-Property NOI by Property Type (accrual basis)
Business Park / Industrial	(0.2)%	46%	(2.9)%	46%
Office	0.2%	54%	3.5%	54%

(1)

Same-property comparisons are based upon those consolidated properties owned for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties that were owned as of June 30, 2013: Three Flint Hill, 440 First Street, NW, Davis Drive and one building at Lafayette Business Center.

(2)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

Quarterly Supplemental Disclosure – June 30, 2013	15

FIRST POTOMAC REALTY TRUST	Highlights (unaudited, dollars in thousands, except per share data)

	Q2-2013	Q1-2013	Q4-2012	Q3-2012	Q2-2012
Performance Metrics
FFO available to common shareholders(1)	$11,141	$17,077	$16,601	$19,931	$1,152
Core FFO(1)	$15,886	$15,846	$16,805	$15,297	$16,929
FFO available to common shareholders per share	$0.20	$0.32	$0.31	$0.38	$0.02
Core FFO per share	$0.28	$0.30	$0.32	$0.29	$0.32
Operating Metrics
Change in Same-Property NOI
Cash Basis	(0.1)%	1.3%	5.3%	1.6%	3.0%
Accrual Basis	0.0%	1.4%	6.3%	3.2%	3.5%
Assets
Total Assets	$1,557,666	$1,718,364	$1,717,748	$1,714,237	$1,728,479
Debt Balances
Unhedged Variable Rate Debt	$43,657	$249,500	$165,000	$129,000	$194,000
Hedged Variable Rate Debt(2)	350,000	350,000	350,000	350,000	350,000
Fixed Rate Debt	294,389	355,387	418,864	442,267	384,752

Total	$688,046	$954,887	$933,864	$921,267	$928,752

Leasing Metrics
Net Absorption (Square Feet)(3)(4)	69,107	177,460	48,946	54,841	12,445
Tenant Retention Rate (4)	79%	89%	58%	75%	76%
Leased %	86.5%	86.3%	84.9%	84.9%	85.4%
Occupancy %	84.0%	83.9%	83.0%	83.2%	84.0%

(1)	See page 18 for a reconciliation of the Company’s FFO available to common shareholders and Core FFO to net income (loss) attributable to common shareholders.
(2)	As of June 30, 2013, the Company had fixed LIBOR at a weighted averaged rate of 1.5% on $350.0 million of its variable rate debt through twelve interest rate swap agreements.
(3)	Net Absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.
(4)	Both the Net Absorportion and Tenant Retention Rate exclude all properties that were sold in the second quarter of 2013.

Quarterly Supplemental Disclosure – June 30, 2013	16

FIRST POTOMAC REALTY TRUST	Quarterly Financial Results (unaudited, dollars in thousands) (percentages are representative of total revenue)

	Three Months Ended
	June 30, 2013		March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012
OPERATING REVENUES
Rental	$32,551	80.1%	$32,146	78.3%	$32,132	79.4%	$31,705	81.2%	$31,370	77.9%
Tenant reimbursements and other	8,106	19.9%	8,888	21.7%	8,347	20.6%	7,338	18.8%	8,891	22.1%

	40,657	100.0%	41,034	100.0%	40,479	100.0%	39,043	100.0%	40,261	100.0%
PROPERTY EXPENSES
Property operating	9,947	24.5%	10,969	26.7%	10,267	25.4%	10,161	26.0%	8,623	21.4%
Real estate taxes and insurance	4,204	10.3%	4,730	11.5%	3,866	9.6%	3,776	9.7%	4,027	10.0%

NET OPERATING INCOME	26,506	65.2%	25,335	61.8%	26,346	65.0%	25,106	64.3%	27,611	68.6%
OTHER (EXPENSES) INCOME
General and administrative	(4,985)	12.3%	(5,267)	12.8%	(5,781)	14.3%	(5,645)	14.5%	(7,245)	18.0%
Acquisition costs	—	0.0%	—	0.0%	—	0.0%	(8)	0.0%	(23)	0.1%
Interest and other income	1,574	3.9%	1,530	3.7%	1,522	3.8%	1,521	3.9%	1,499	3.7%
Equity in earnings (losses) of affiliates	7	0.0%	28	0.1%	92	0.2%	(30)	0.0%	24	0.1%

EBITDA	23,102	56.8%	21,626	52.8%	22,179	54.7%	20,944	53.7%	21,866	54.3%
Depreciation and amortization	(14,739)		(14,505)		(15,046)		(14,230)		(13,738)
Interest expense	(9,353)		(9,958)		(10,090)		(9,974)		(10,358)
Loss on debt extinguishment	(201)		—		(466)		—		(13,221)
Contingent consideration related to acquisition of property	(75)		—		(39)		(112)		—
Impairment of real estate assets	(1,446)		—		—		(496)		—
Gain on sale of investment(1)	—		—		—		2,951		—

Loss from continuing operations before income taxes	(2,712)		(2,837)		(3,462)		(917)		(15,451)

Benefit (provision) from income taxes	—		—		—		4,304		(101)

(Loss) income from continuing operations	(2,712)		(2,837)		(3,462)		3,387		(15,552)

DISCONTINUED OPERATIONS
Income from operations	2,655		4,800		4,342		4,048		2,172
Loss on debt extinguishment	(4,414)		—		—		—		—
Gain on sale of real estate property(2)	18,947		—		—		—		161

Income from discontinued operations	17,188		4,800		4,342		4,048		2,333

NET INCOME (LOSS)	14,476		1,963		880		7,435		(13,219)

Less: Net (income) loss attributable to noncontrolling interests	(466)		59		110		(232)		789

NET INCOME (LOSS) ATTRIBUTABLE TO FIRST POTOMAC REALTY TRUST	14,010		2,022		990		7,203		(12,430)

Less: Dividends on preferred shares	(3,100)		(3,100)		(3,100)		(3,100)		(3,100)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$10,910		$(1,078)		$(2,110)		$4,103		$(15,530)

Supplemental Financial Results Items:

The following items were included in the determination of net income (loss):

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Termination fees	$49	$121	$606	$63	$1,141
Capitalized interest	360	344	334	603	727
Change in tax regulations(3)	—	—	—	4,327	—
Snow and ice removal costs (excluding reimbursements)(4)	(65)	(1,402)	(70)	—	—
Reserves for bad debt expense	(229)	(174)	(183)	(149)	(51)
Internal investigation costs	—	—	(27)	(743)	(2,533)
Legal costs associated with informal SEC inquiry	(55)	(336)	(110)	—	—
Personnel separation costs	—	—	(731)	(397)	—
Discontinued Operations(5)
Revenues	$6,051	$10,423	$9,662	$9,709	$7,812
Operating expenses	(1,779)	(2,648)	(2,354)	(2,598)	(2,498)
Depreciation and amortization expense	(1,255)	(2,403)	(2,394)	(2,403)	(2,483)
Interest expense, net of interest income	(362)	(572)	(572)	(660)	(659)
Loss on debt extinguishment	(4,414)	—	—	—	—
Gain on sale of real estate property(2)	18,947	—	—	—	161

	$17,188	$4,800	$4,342	$4,048	$2,333

(1)	During the third quarter of 2012, the Company recorded a $3.0 million gain on the sale of its 95% interest in 1200 17th Street, NW, an office building in Washington, D.C.
(2)

For the three months ended June 30, 2013, the gain on sale of real estate property includes $18.7 million related to the Industrial Portfolio sale and $0.2 million related to the sale of a building at Lafayette Business Center. For the three months ended June 30, 2012, the gain on sale of real estate property includes $0.2 million related to the sales of Goldenrod Lane and Woodlands Business Center.

(3)

Reflects the one-time non-cash impact of new tax regulations enacted by the District of Columbia that became effective in September 2012, which is included in Benefit (provision) from income taxes in the above Quarterly Financial Results.

(4)	The Company recovered approximately 65% of these costs.
(5)

Represents the operating results of (i) two buildings at Lafayette Business Center, one of which was sold in the second quarter of 2013 and another which is expected to be sold in the third quarter of 2013, (ii) I-66 Commerce Center, Frederick Industrial Park, Mercedes Center, Glen Dale Business Center, Interstate Plaza, 13129 Airpark Road, Northridge, River’s Bend Center, Cavalier Industrial Park, Diamond Hill Distribution Center and Hampton Roads Center, which were all sold in the second quarter of 2013, (iii) two buildings at Owings Mills Business Park, which were sold in the fourth quarter of 2012, and (iv) Goldenrod Land and Woodlands Business Center, which were both sold in the second quarter of 2012 .

Quarterly Supplemental Disclosure – June 30, 2013	17

FIRST POTOMAC REALTY TRUST	Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
FUNDS FROM OPERATIONS (“FFO”)
Net income (loss) attributable to common shareholders	$10,910	$(1,078)	$(2,110)	$4,103	$(15,530)
Depreciation and amortization:
Real estate assets	14,739	14,505	15,046	14,230	13,738
Discontinued operations	1,255	2,403	2,394	2,403	2,482
Unconsolidated joint ventures	1,317	1,352	1,428	1,487	1,484
Consolidated joint ventures	(53)	(51)	(49)	(46)	(44)
Net income (loss) attributable to noncontrolling interests in the Operating Partnership	474	(54)	(108)	209	(817)
Impairment of real estate assets	1,446	—	—	496	—
Gain on sale	(18,947)	—	—	(2,951)	(161)

FFO available to common shareholders	11,141	17,077	16,601	19,931	1,152
Dividends on preferred shares	3,100	3,100	3,100	3,100	3,100

FFO	$14,241	$20,177	$19,701	$23,031	$4,252

FFO available to common shareholders	11,141	17,077	16,601	19,931	1,152
Acquisition costs	—	—	—	8	23
Development costs(1)	—	—	397	—	—
Loss on debt extinguishment(2)	4,615	—	466	—	13,221
Internal investigation costs(3)	—	—	27	743	2,533
Legal costs associated with informal SEC inquiry	55	336	110	—	—
Personnel separation costs	—	—	732	397	—
Change in tax regulations(4)	—	—	—	(4,327)	—
Deferred abatement and straight-line amortization(5)	—	(1,567)	(1,567)	(1,567)	—
Contingent consideration related to acquisition of property	75	—	39	112	—

Core FFO	$15,886	$15,846	$16,805	$15,297	$16,929

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
Core FFO	$15,886	$15,846	$16,805	$15,297	$16,929
Non-cash share-based compensation expense	891	771	1,271	856	749
Straight-line rent, net(6)	(459)	(292)	(226)	(361)	(39)
Deferred market rent, net	(3)	(18)	(74)	228	10
Non-real estate depreciation and amortization(7)	256	242	245	251	155
Debt fair value amortization	(76)	(8)	(24)	(35)	(176)
Provision for income taxes	—	—	—	23	101
Amortization of finance costs	816	756	777	683	721
Tenant improvements(8)	(6,413)	(3,544)	(4,898)	(3,108)	(4,485)
Leasing commissions(8)	(1,629)	(1,352)	(941)	(830)	(2,208)
Capital expenditures(8)	(1,627)	(2,010)	(4,034)	(1,634)	(1,105)

AFFO	$7,642	$10,391	$8,901	$11,370	$10,652

Total weighted average common shares and OP units:
Basic	56,184	53,002	52,927	52,869	52,834

Diluted	56,289	53,106	53,026	52,947	52,889

FFO available to common shareholders and units per share:
FFO—basic and diluted	$0.20	$0.32	$0.31	$0.38	$0.02

Core FFO—diluted	$0.28	$0.30	$0.32	$0.29	$0.32

AFFO per share:
AFFO—basic	$0.14	$0.20	$0.17	$0.22	$0.20

AFFO—diluted	$0.14	$0.20	$0.17	$0.21	$0.20

(1)	During the fourth quarter of 2012, the Company expensed development costs related to a project that was deferred at Greenbrier Business Park.
(2)

During the second quarter of 2013, the Company incurred $4.6 million in charges related to the prepayment of certain mortgage debt associated with the previously disclosed sales of the 24 industrial properties and the paydown of a mortgage loan encumbering Cloverleaf Center, the Bridge Loan and the Secured Term Loan. During the fourth quarter of 2012, the Company incurred a $0.5 million charge related to the defeasement of a mortgage loan that encumbered four buildings at Owings Mills Business Park, of which two buildings were sold on November 7, 2012. During the second quarter of 2012, the Company recorded a $10.2 million make-whole payment associated with the extinguishment of its Series A and Series B Senior Notes and the expensing of unamortized deferred financing costs and legal and bank fees associated with amending certain loan agreements.

(3)	Represents legal and accounting fees incurred in connection with the Company’s completed internal investigation.
(4)	Reflects the one-time non-cash impact of new tax regulations enacted by the District of Columbia that became effective in September 2012.
(5)

Represents the accelerated amortization of the straight line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property on March 31, 2013 and I-66 Commerce Center was sold in the second quarter of 2013.

(6)	Includes the Company’s amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.
(7)	Most non-real estate depreciation is classified in general and administrative expense.
(8)

Does not include first-generation costs, which the Company defines as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

First-generation costs
Tenant improvements(a)	$3,265	$2,588	$3,881	$3,289	$6,298
Leasing commissions	536	461	516	1,021	311
Capital expenditures(b)	2,215	2,049	4,513	1,633	1,816

Total first-generation costs	6,016	5,098	8,910	5,943	8,425
Development and redevelopment	5,692	4,813	4,939	2,653	762

	$11,708	$9,911	$13,849	$8,596	$9,187

(a)

Includes $1.3 million, $1.0 million, $1.7 million, $1.6 million and $3.7 million for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, and June 30, 2012, respectively, related to leasing activity at Redland Corporate Center and Three Flint Hill.

(b)

Includes $1.5 million, $1.3 million, $2.2 million, $0.2 million and $0.7 million for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, and June 30, 2012, respectively, related to capital improvements at 10320 Little Patuxent Parkway.

Quarterly Supplemental Disclosure – June 30, 2013	18

FIRST POTOMAC REALTY TRUST	Net Operating Income (NOI) Same-Property Analysis (unaudited, dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Same-Property NOI(1)
Total base rent	$31,484	$30,958	$62,837	$62,057
Tenant reimbursements and other	7,522	7,186	15,915	14,354
Property operating expenses	(8,959)	(8,242)	(19,086)	(17,832)
Real estate taxes and insurance	(4,066)	(3,922)	(8,655)	(7,773)

Same-Property NOI—accrual basis	25,981	25,980	51,011	50,806
Straight-line revenue, net	(330)	(389)	(719)	(940)
Deferred market rental revenue, net	14	98	27	118

Same-Property NOI—cash basis	$25,665	$25,689	$50,319	$49,984

Change in same-property NOI—accrual basis	0.0%		0.4%
Change in same-property NOI—cash basis	(0.1)%		0.7%
Same-property percentage of total consolidated portfolio (SF)	94.4%		94.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of Consolidated NOI to Same-Property NOI
Total revenues	$40,657	$40,261	$81,691	$79,077
Property operating expenses	(9,947)	(8,623)	(20,916)	(18,474)
Real estate taxes and insurance	(4,204)	(4,027)	(8,935)	(7,955)

NOI	26,506	27,611	51,840	52,648
Less: Non-same property NOI(2)	(525)	(1,631)	(829)	(1,842)

Same-Property NOI—accrual basis	25,981	25,980	51,011	50,806

	Three Months Ended June 30, 2013	Percentage of Base Rent	Six Months Ended June 30, 2013	Percentage of Base Rent
Change in Same-Property NOI by Region (accrual basis)
Washington, D.C.	5.0%	14%	2.7%	14%
Maryland	(4.7)%	32%	(1.1)%	32%
Northern Virginia	3.3%	31%	0.3%	31%
Southern Virginia	(1.5)%	23%	1.0%	23%

	Three Months Ended June 30, 2013	Percentage of Base Rent	Six Months Ended June 30, 2013	Percentage of Base Rent
Change in Same-Property NOI by Property Type (accrual basis)
Business Park / Industrial	(0.2)%	46%	(2.9)%	46%
Office	0.2%	54%	3.5%	54%

(1)

Same-property comparisons are based upon those consolidated properties owned for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties that were owned as of June 30, 2013: Three Flint Hill, 440 First Street, NW, Davis Drive, and one building at Lafayette Business Center.

(2)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

Quarterly Supplemental Disclosure – June 30, 2013	19

FIRST POTOMAC REALTY TRUST	Consolidated Balance Sheet (unaudited, dollars in thousands, except per share data)

	June 30, 2013	December 31, 2012
Assets
Rental property	$1,422,287	$1,681,763
Less: Accumulated depreciation	(203,080)	(231,084)

Rental property, net	1,219,207	1,450,679

Assets held-for-sale	2,784	—
Cash and cash equivalents	64,649	9,374
Escrows and reserves	39,002	13,421
Investment in affiliates	49,651	50,596
Other assets	182,373	193,678

Total assets	$1,557,666	$1,717,748

Liabilities
Mortgage loans	$338,046	$418,864
Bank debt	350,000	515,000
Accounts payable and accrued interest	52,160	67,573
Other liabilities	13,346	19,451

Total liabilities	753,552	1,020,888

Noncontrolling interests in the Operating Partnership	34,786	34,367
Equity
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	160,000	160,000
Common shares, $0.001 par value, 150,000 common shares authorized; 58,764 and 51,047 shares issued and outstanding, respectively	59	51
Additional paid-in capital	910,206	804,584
Noncontrolling interests in consolidated partnerships	3,715	3,728
Accumulated other comprehensive loss	(4,186)	(10,917)
Dividends in excess of accumulated earnings	(300,466)	(294,953)

Total equity	769,328	662,493

Total liabilities, noncontrolling interests and equity	$1,557,666	$1,717,748

Quarterly Supplemental Disclosure – June 30, 2013	20

FIRST POTOMAC REALTY TRUST	Total Market Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

TOTAL MARKET CAPITALIZATION

		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,764
Operating Partnership (“OP”) units held by third parties	2,592

Total common shares and OP units outstanding	61,356
Market price at June 30, 2013	$13.06

Market Value of Common Equity	$801,309	48.3%

Preferred Shares
Total Series A Preferred Shares outstanding	6,400
Market price at June 30, 2013	$26.38

Market Value of Preferred Equity	$168,832	10.2%

Debt
Fixed-rate debt	$294,389	17.8%
Hedged variable-rate debt(1)	350,000	21.1%
Unhedged variable-rate debt	43,657	2.6%

Total debt	$688,046	41.5%

Total Market Capitalization	$1,658,187	100.0%

SELECTED RATIOS

	Three Months Ended
	June 30, 2013		March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012
COVERAGE RATIOS
Interest Coverage Ratio
EBITDA, excluding acquisition costs(2)	$23,102		$21,626		$22,179		$20,952		$21,889
Interest expense	9,353		9,958		10,090		9,974		10,358

	2.47	x	2.17	x	2.20	x	2.10	x	2.11	x
Fixed Charge Coverage Ratio
EBITDA, excluding acquisition costs(2)	$23,102		$21,626		$22,179		$20,952		$21,889
Fixed charges(3)	14,294		15,051		15,230		15,060		15,372

	1.62	x	1.44	x	1.46	x	1.39	x	1.42	x
OVERHEAD RATIO
G&A to Real Estate Revenues(4)
General and administrative expense	$4,924		$4,931		$4,912		$4,505		$4,712
Total revenues	40,657		41,034		40,479		39,043		40,261

	12.1%		12.0%		12.1%		11.5%		11.7%
LEVERAGE RATIOS
Debt/Total Market Capitalization
Total debt	$688,046		$954,887		$933,864		$921,267		$919,853
Total market capitalization(5)	1,658,187		1,919,706		1,761,716		1,776,780		1,722,280

	41.5%		49.7%		53.0%		51.9%		53.4%
Debt/Undepreciated Book Value
Total debt	$688,046		$954,887		$933,864		$921,267		$919,853
Undepreciated book value	1,422,287		1,687,645		1,681,763		1,660,704		1,642,920

	48.4%		56.6%		55.5%		55.5%		56.0%

(1)	At June 30, 2013, the Company had fixed LIBOR at a weighted average interest rate of 1.5% on $350.0 million of its variable rate debt through twelve interest rate swap agreements.
(2)	Acquisition costs were omitted due to their variability, which impacted the comparability of period over period results.
(3)	Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on the Company’s preferred shares.
(4)

For the three months ended June 30, 2013, March 31, 2013 and December 31, 2012, general and administrative expenses excluded legal costs of $0.1 million, $0.3 million and $0.1 million, respectively, associated with an informal SEC inquiry. For the three months ended December 31, 2012, September 30, 2012 and June 30, 2012, general and administrative expenses excluded aggregate legal and accounting costs of $0.8 million, $1.1 million and $2.5 million, respectively, associated with the Company’s prior internal investigation and personnel separation costs.

(5)	Reflects the market value of preferred equity for the periods presented.

Quarterly Supplemental Disclosure – June 30, 2013	21

FIRST POTOMAC REALTY TRUST	Outstanding Debt (unaudited, dollars in thousands)

	Effective Interest Rate		Balance at June 30, 2013	Annualized Debt Service		Maturity Date	Balance at Maturity
Fixed Rate Debt
Encumbered Properties
Linden Business Center(1)	5.58%		$6,657	$559		10/1/2013	$6,596
840 First Street, NE(1)	6.05%		54,150	4,272		10/1/2013	53,877
Annapolis Business Center(1)	6.25%		8,150	665		6/1/2014	8,010
Jackson National Life Loan(2)	5.19%		66,680	6,582		8/1/2015	91,588
Hanover Business Center Building D(1)	6.63%		323	161		8/1/2015	13
Chesterfield Business Center Buildings C, D, G and H(1)	6.63%		862	414		8/1/2015	34
Gateway Centre Manassas Building I(1)	5.88%		737	239		11/1/2016	—
Hillside Center(1)	4.62%		13,545	945		12/6/2016	12,160
Redland Corporate Center	4.64%		67,630	4,014		11/1/2017	62,064
Hanover Business Center Building C(1)	6.63%		723	186		12/1/2017	13
500 First Street, NW	5.79%		37,444	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%		3,928	320		11/1/2020	2,618
Chesterfield Business Center Buildings A, B, E and F(1)	6.63%		1,968	318		6/1/2021	26
Airpark Business Center(1)	6.63%		1,073	173		6/1/2021	14
1211 Connecticut Avenue, NW	4.47%		30,519	1,823		7/1/2022	24,668

Total Fixed Rate Debt	5.25	%(3)	$294,389	$23,393			$293,681

Unamortized fair value adjustments			(698)

Total Principal Balance			$293,691

	Effective Interest Rate		Balance at June 30, 2013	Annualized Debt Service		Maturity Date	Balance at Maturity
Total Fixed Rate Debt	5.25	%(3)	$294,389	$23,393			$293,681

Variable Rate Debt(4)
1005 First Street, NE(5)	5.80%		22,000	1,100		10/16/2014	22,000
Construction Loan(6)	LIBOR + 2.50%		21,657	583		5/30/2016	21,657
Unsecured Revolving Credit Facility(7)(8)	LIBOR + 2.75%		50,000	1,470		1/15/2015	50,000
Unsecured Term Loan(8)
Tranche A	LIBOR + 2.40%		60,000	1,554		7/18/2016	60,000
Tranche B	LIBOR + 2.50%		147,500	3,968		7/18/2017	147,500
Tranche C	LIBOR + 2.55%		92,500	2,535		7/18/2018	92,500

	2.69	%(3)	300,000	8,057			300,000

Total Variable Rate Debt	3.43	%(3)	$393,657	$11,210			$393,657

Total at June 30, 2013	4.88	%(3)(9)	$688,046	$34,603	(10)		$687,338

(1)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties.
(2)	At June 30, 2013, the loan was secured by the following properties: Plaza 500, Van Buren Office Park, Rumsey Center, Snowden Center, Greenbrier Technology Center II, and Norfolk Business Center. The Company prepaid the portion of the loan that was secured by I-66 Commerce Center and Northridge, which were both sold in the second quarter of 2013 as part of the Industrial Portfolio sale. The terms of the loan allow the Company to substitute collateral, as long as certain debt-service coverage and loan-to-value ratios are maintained, or to prepay a portion of the loan, with a prepayment penalty, subject to a debt service yield.
(3)	Represents the weighted average interest rate.
(4)	All of the Company’s variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, the Company used the one-month LIBOR rate at June 30, 2013, which was 0.19%.
(5)	The loan has a contractual interest rate of LIBOR plus a spread of 2.75% (with a floor of 5.0%) and matures in October 2014, with a one-year extension at the Company’s option.
(6)	On June 5, 2013, the Company entered into a construction loan (the “Construction Loan”) that is collateralized by 440 First Street, NW and borrowed $21.7 million. The Construction Loan has a variable interest rate of LIBOR plus a spread of 2.50% and matures in May 2016, with two one-year extension options at the Company’s discretion. The Construction Loan has a borrowing capacity of up to $43.5 million and the Company can repay all or a portion of the Construction Loan, without penalty, at any time during the term of the loan.
(7)	The unsecured revolving credit facility matures in January 2014 with a one-year extension at the Company’s option, which it intends to exercise.
(8)	As of June 30, 2013, the borrowing base for the Company’s unsecured revolving credit facility and unsecured term loan included the following properties: Virginia Center Technology Park, Campus at Metro Park North, Crossways II, Reston Business Campus, Gateway Centre Manassas (Building II), Linden Business Center (Building I), Crossways I, Sterling Park Business Center, Sterling Park Land, 1408 Stephanie Way, Gateway 270, Gateway II, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, Park Central, Hanover AB, Herndon Corporate Center, Patrick Center, West Park, Worman’s Mill Court, Girard Business Center, Girard Place, Owings Mills Commerce Center, 4200 Tech Court, Triangle Business Center, Corporate Campus at Ashburn Center, Enterprise Center, Atlantic Corporate Park, Indian Creek, Greenbrier Towers, 403 & 405 Glenn Drive, Norfolk Commerce Park, Windsor at Battlefield, Davis Drive, Three Flint Hill, One Fair Oaks, 1434 Crossways Boulevard Building II, Newington Business Park Center and Crossways Commerce Center.
(9)	At June 30, 2013, the Company had fixed LIBOR on $350.0 million of its variable rate debt through twelve interest rate swap agreements. The effective interest rate reflects the impact of the Company’s interest rate swap agreements.
(10)	During the second quarter of 2013, the Company paid approximately $1.8 million in principal payments on its consolidated mortgage debt, which excludes $59.2 million related to mortgage debt that was repaid during the second quarter of 2013.

Quarterly Supplemental Disclosure – June 30, 2013	22

FIRST POTOMAC REALTY TRUST	Debt Maturity Schedule (unaudited, dollars in thousands)

$250 M
$200 M
$150 M
$100 M
$50 M
$ M
2013
2014
2015
2016
2017
2018
2020
2021
2022
Fixed Rate Debt
Variable Rate Debt(1)
Hedged Variable Rate Debt

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2013	Secured Property Debt	$7,066	$60,473	$60,473	11.7%
2014	Secured Property Debt	4,121	30,010	30,010	13.7%
2015(2)	Unsecured Revolving Credit Facility	53,934	50,000	350,000	15.4%
2015	Secured Property Debt	10,491	91,635	91,635	11.4%
2016	Unsecured Term Loan	53,934	60,000	350,000	15.4%
2016	Secured Property Debt	670	33,817	33,817	2.0%
2017	Secured Property Debt	7,183	62,077	62,077	11.6%
2017	Unsecured Term Loan	53,934	147,500	350,000	15.4%
2018	Unsecured Term Loan	53,934	92,500	350,000	15.4%
2020	Secured Property Debt	5,895	34,618	34,618	17.0%
2021	Secured Property Debt	714	40	40	NM
2022	Secured Property Debt	3,190	24,668	24,668	12.9%

NM = Not meaningful.

(1)	At June 30, 2013, the Company had fixed LIBOR on $350.0 million of its variable rate debt through twelve interest rate swap agreements.
(2)

The unsecured revolving credit facility matures in January 2014 with a one-year extension at the Company’s option, which it intends to exercise, and, as such, the Company lists the year of maturity as 2015.

Quarterly Supplemental Disclosure – June 30, 2013	23

FIRST POTOMAC REALTY TRUST	Selected Debt Covenants (unaudited, dollars in thousands)

Credit Facility / Unsecured Term Loan / Construction Loan
Quarter Ending June 30, 2013	Covenant
Covenant
Consolidated Total Leverage Ratio(1)	49.8%	≤65%
Net Worth(1)	$757,738	≥601,202
Fixed Charge Coverage Ratio(1)	1.93	x	≥1.50	x
Consolidated Debt Yield(1)	15.5%	≥10%
Maximum Dividend Payout Ratio	60.5%	≤95%
Restricted Investments:
Joint Ventures	6.4%	≤10%
Real Estate Assets Under Development	4.1%	≤15%
Undeveloped Land	1.5%	≤5%
Structured Finance Investments	3.6%	≤5%
Total Restricted Investments	15.7%	≤25%
Restricted Indebtedness:
Unhedged Variable Rate Debt	3.4%	≤25%
Maximum Secured Debt	26.1%	≤40%
Maximum Secured Recourse Debt	1.9%	≤15%
Unencumbered Pool Leverage(1)	54.9%	≤65%
Unencumbered Pool Interest Coverage Ratio(1)	2.98	x	≥1.75	x

(1)	These are the only covenants that apply to the Construction Loan.

Quarterly Supplemental Disclosure – June 30, 2013	24

FIRST POTOMAC REALTY TRUST	Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Three Months Ended June 30, 2013
Income Statement Items(1)
Total Portfolio In-Place Cash NOI
Total GAAP Revenue	$40,657
Straight-line and Deferred Market Rents	(328)
Management Fee Adjustment(2)	432
Property Operating Costs	(14,151)

Total Portfolio In-Place Cash NOI	$26,610

Occupancy as of June 30, 2013	84.0%
Balance Sheet Items
Development & Redevelopment Assets
Original Cost Basis of Land held for Future Development	$22,664
Original Cost Basis of Land in Current Development/Redevelopment	23,553
Construction Costs to Date for Current Development/Redevelopment	23,769

Total Development & Redevelopment Assets	$69,986

Other Assets
Investments in Affiliates	$49,651
Notes Receivable, net	54,740

Total Other Assets	$104,391

Net Liabilities at 6/30/2013
Mortgage and Senior Debt, cash principal balances	$(687,348)
Accrued interest	(1,906)
Rents received in advance	(6,218)
Tenant security deposits	(5,248)
Accounts payable and other liabilities	(50,254)
Cash and cash equivalents, escrows and reserves	103,651
Accounts and other receivables, net of allowance for doubtful accounts	13,413
Prepaid expenses and other assets	7,095

Total Net Liabilities	$(626,815)

Preferred Shares Outstanding at 6/30/2013	6,400
Par Value of Preferred Shares Outstanding at 6/30/2013	$160,000
Weighted Average Diluted Shares and OP Units Outstanding at 6/30/2013	56,289

(1)	Does not include figures from discontinued operations.
(2)	Management fee adjustment, which equates to 4% of cash basis revenue, is used in lieu of an administrative overhead allocation for comparative purposes.

Quarterly Supplemental Disclosure – June 30, 2013	25

FIRST POTOMAC REALTY TRUST	Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures

	FPO Ownership	FPO Initial Investment	FPO Investment at June 30, 2013	Property Type	Location	Square Feet	Leased at June 30, 2013	Occupied at June 30, 2013
RiversPark I and II	25%	$3,857	$2,754	Business Park	Columbia, MD	307,747	92.9%	89.1%
Aviation Business Park	50%	4,190	4,950	Office	Glen Burnie, MD	120,285	44.3%	41.0%
1750 H Street, NW	50%	16,795	16,322	Office	Washington, DC	112,269	100.0%	93.8%
Prosperity Metro Plaza	51%	28,124	25,625	Office	Fairfax, VA	325,987	86.0%	86.0%

Total / Weighted Average		$52,966	$49,651			866,288	84.5%	81.9%

	FPO Ownership	Effective Interest Rate	Principal Balance at June 30, 2013(1)	Annualized Debt Service	Maturity Date	Balance at Maturity(1)
Outstanding Debt
RiversPark I and II	25%	2.75%	$28,000	$770	9/26/2013	$28,000
1750 H Street, NW	50%	5.17%	29,109	2,634	6/11/2014	27,975
Prosperity Metro Plaza	51%	3.86%	50,804	3,628	1/11/2015	48,140

Total / Weighted Average		3.93%	$107,913	$7,032		$104,115

Income Statement—Unconsolidated Joint Ventures

	Three Months Ended(2)
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Total revenues	$5,959	$6,052	$6,370	$6,254	$6,241
Total operating expenses	(1,905)	(1,865)	(1,918)	(1,883)	(1,808)

Net operating income	4,054	4,187	4,452	4,371	4,433
Depreciation and amortization	(2,854)	(2,939)	(3,054)	(3,174)	(3,168)
Interest expense, net of interest income	(1,062)	(1,060)	(1,080)	(1,085)	(1,082)
Other (expenses) income	(28)	(14)	(32)	15	(1)

Net income	$110	$174	$286	$127	$182

(1)	Reflects the balance of the debt secured by the properties, not First Potomac’s portion of the debt.
(2)	Reflects the operating results of the property, not First Potomac’s economic interest in the properties.

Quarterly Supplemental Disclosure – June 30, 2013	26

FIRST POTOMAC REALTY TRUST	Portfolio Summary (unaudited)

Consolidated Portfolio

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
Washington DC	4	531,714	99.3%	99.3%	$17,542,227	15.1%
Maryland	57	2,617,677	84.8%	81.4%	34,810,607	29.9%
Northern VA	52	3,125,229	84.3%	81.7%	37,746,021	32.5%
Southern VA	38	2,858,124	88.0%	86.1%	26,203,458	22.5%
Richmond	19	827,182	83.1%	83.1%	6,058,412	5.2%
Norfolk	19	2,030,942	90.0%	87.4%	20,145,047	17.3%

Total / Weighted Average	151	9,132,744	86.5%	84.0%	$116,302,313	100.0%

	Region	Square Feet	Projected Total Investment(5)	Investment To Date(5)	Estimated Date In Service(6)	Expected Return
Significant Development/Redevelopment(4)
Redevelopment
440 First Street, NW	Washington DC	138,352	$59,000	$49,426	Q3-2014	8%

Total Consolidated Portfolio		9,271,096

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Unconsolidated Joint Ventures(7)	12	866,288	84.5%	81.9%	$14,667,701

(1)	Does not include space in development or redevelopment.
(2)

Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

(3)	Includes leased spaces that are not yet occupied.
(4)	841,145 square feet of additional land is available for development, not including 1005 First Street, NE.
(5)	Total Investment includes original cost basis of property, projected base building costs and projected tenant improvements. Amounts in thousands.
(6)	Development/redevelopment is estimated to be placed in service one year from substantial completion.
(7)	Represents operating results of the unconsolidated joint ventures, not First Potomac’s economic interest in the properties.

Quarterly Supplemental Disclosure – June 30, 2013	27

FIRST POTOMAC REALTY TRUST	Leasing and Occupancy Summary (unaudited)

Total Portfolio by Property Type(1)

				Occupied Portfolio by Property Type				Leased Portfolio by Property Type
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
Office	3,333,089	36.5%	52	2,821,490	84.7%	$58,687,359	51.6%	2,918,685	87.6%	$60,215,870	51.8%
Business Park /Industrial	5,799,655	63.5%	99	4,852,347	83.7%	54,966,173	48.4%	4,980,482	85.9%	56,086,443	48.2%

Total /Weighted Average	9,132,744	100%	151	7,673,837	84.0%	$113,653,532	100.0%	7,899,167	86.5%	$116,302,313	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA
				Richmond	Norfolk	Subtotal	Total
Office	15.1%	17.3%	18.0%	0.0%	1.4%	1.4%	51.8%
Business Park / Industrial	0.0%	12.7%	14.5%	5.2%	15.9%	21.1%	48.2%

Total	15.1%	29.9%	32.5%	5.2%	17.3%	22.5%	100.0%

(1)	Does not include space in development or redevelopment.
(2)

Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

(3)	Includes leased spaces that are not yet occupied.

Quarterly Supplemental Disclosure – June 30, 2013	28

FIRST POTOMAC REALTY TRUST	Portfolio By Size (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(1)(2)
0-2,500	170	262,668	3.3%	$3,855,086	3.3%	$14.68
2,501-10,000	365	1,924,901	24.4%	24,096,356	20.7%	12.52
10,001-20,000	116	1,580,890	20.0%	20,257,286	17.4%	12.81
20,001-40,000	56	1,491,102	18.9%	22,207,419	19.1%	13.49
40,001-100,000	26	1,585,372	20.1%	22,406,168	19.3%	14.13
100,000+	7	1,054,234	13.3%	23,479,998	20.2%	22.27
Total / Weighted Average	740	7,899,167	100.0%	$116,302,313	100.0%	$14.46

(1)

Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

(2)	Per square foot rents do not include the Greyhound Lines, Inc. leaseback at 1005 First Street, NE.

Quarterly Supplemental Disclosure – June 30, 2013	29

FIRST POTOMAC REALTY TRUST	Top Twenty-Five Tenants (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years
1	U.S. Government	22	541,360	$11,476,673	9.9%	4.3
2	BlueCross BlueShield	1	247,146	7,011,353	6.0%	8.4
3	CACI International	1	214,214	5,284,315	4.5%	3.5
4	BAE Systems Technology Solutions & Services	3	167,881	3,376,714	2.9%	6.8
5	ICF Consulting Group Inc.	2	127,946	3,059,138	2.6%	11.2
6	Sentara Healthcare	7	280,487	2,501,284	2.2%	7.1
7	Greyhound Lines, Inc.	1	30,414	2,496,000	2.1%	0.2
8	Stock Building Supply, Inc.	2	171,996	2,106,951	1.8%	3.7
9	State of Maryland—AOC	14	101,113	1,688,813	1.5%	6.5
10	Vocus, Inc.	1	93,000	1,633,604	1.4%	9.8
11	First Data Corporation	1	117,336	1,452,620	1.2%	6.4
12	Latisys-Ashburn, LLC	2	123,097	1,386,188	1.2%	8.4
13	Montgomery County, Maryland	2	57,825	1,383,641	1.2%	8.4
14	Siemens Corporation	3	100,745	1,349,385	1.2%	3.1
15	Affiliated Computer Services, Inc	1	107,422	1,265,431	1.1%	3.5
16	First American Registry	1	55,851	1,260,557	1.1%	0.6
17	Lyttle Corp	1	54,530	1,080,785	0.9%	9.6
18	Harris Corporation	3	47,404	983,501	0.8%	1.6
19	International Resources Group	5	36,016	979,813	0.8%	0.8
20	Verizon	5	70,627	970,095	0.8%	2.2
21	American Public University System, Inc.	3	63,455	899,175	0.8%	1.8
22	GG Ashburn, LLC (Gold’s Gym)	1	54,560	878,416	0.8%	13.8
23	Harris Connect	1	64,486	837,028	0.7%	3.3
24	DRS Defense Solutions, LLC	2	45,675	825,410	0.7%	3.4
25	McLean Bible Church	1	53,559	816,775	0.7%	11.0
	Subtotal Top 25 Tenants	86	3,028,145	$57,003,665	49.0%	5.7
	All Remaining Tenants	654	4,871,022	59,298,648	51.0%	4.4

	Total / Weighted Average	740	7,899,167	$116,302,313	100.0%	5.0

(1)

Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

Quarterly Supplemental Disclosure – June 30, 2013	30

FIRST POTOMAC REALTY TRUST	Annual Lease Expirations (unaudited)

	Total Portfolio					Property Type
						Office		Business Park / Industrial
Year of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)(3)	Leased Square Feet	Average Base Rent per Square Foot(2)(3)	Leased Square Feet	Average Base Rent per Square Foot(2)
MTM	6	35,565	0.5%	$443,451	$12.47	16,473	$14.29	19,092	$10.90
2013	49	337,263	4.3%	7,347,490	15.81	138,268	22.10	198,995	12.40
2014	125	749,682	9.5%	10,348,967	13.80	298,292	17.84	451,390	11.14
2015	117	785,624	9.9%	9,915,327	12.62	239,841	16.68	545,783	10.84
2016	96	749,707	9.5%	12,138,953	16.19	253,789	25.48	495,918	11.44
2017	91	1,206,813	15.3%	18,177,928	15.06	408,737	21.61	798,076	11.71
2018	78	879,506	11.1%	9,618,032	10.94	221,665	14.18	657,841	9.84
2019	63	902,380	11.4%	11,916,135	13.21	214,393	17.59	687,987	11.84
2020	45	738,651	9.4%	11,589,301	15.69	416,042	18.67	322,609	11.85
2021	21	327,423	4.1%	3,885,683	11.87	39,793	15.74	287,630	11.33
2022	20	229,361	2.9%	3,097,292	13.50	91,945	21.02	137,416	8.48
Thereafter	29	957,192	12.1%	17,823,757	18.62	579,447	22.85	377,745	12.13

Total /Weighted Average	740	7,899,167	100.0%	$116,302,313	$14.46	2,918,685	$19.98	4,980,482	$11.26

(1)	The company classifies leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.
(2)

Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

(3)	Per square foot rents do not include the Greyhound Lines, Inc. leaseback at 1005 First Street, NE.

Quarterly Supplemental Disclosure – June 30, 2013	31

FIRST POTOMAC REALTY TRUST	Quarterly Lease Expirations (unaudited)

Quarter of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)(3)
MTM	6	35,565	0.5%	$443,451	$12.47
2013–Q3	25	237,123	3.0%	6,058,918	17.24
2013–Q4	24	100,140	1.3%	1,288,572	12.87
2014–Q1	33	213,797	2.7%	3,342,893	15.64
2014–Q2	36	188,372	2.4%	2,830,042	15.02

Total / Weighted Average	124	774,997	9.8%	$13,963,875	$15.40

(1)	The company classifies leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.
(2)

Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

(3)	Per square foot rents do not include the Greyhound Lines, Inc. leaseback at 1005 First Street, NE.

Quarterly Supplemental Disclosure – June 30, 2013	32

FIRST POTOMAC REALTY TRUST	Leasing Analysis (unaudited)

Total Lease Summary

All Comparable and Non-comparable Leases

	Three Months Ending June 30, 2013						Average
						Average	Capital Cost
	Square	Number of	Cash Basis	GAAP Basis	Average	Capital Cost	per Sq. Ft.
	Footage	Leases Signed	Base Rent	Base Rent	Lease Term	Per Sq. Ft.(1)	per Year(1)
New Leases	234,352	27	$15.44	$16.55	8.5	$40.09	$4.55
First Generation New Leases	69,252	6	21.04	24.24	10.0	68.06	6.84
Second Generation New Leases	165,100	21	13.09	13.33	7.9	28.35	3.59
Renewal Leases(2)	305,837	17	11.46	11.84	5.3	2.66	0.50

Total / Weighted Average	540,189	44	$13.19	$13.89	6.7	$18.90	$2.26

	Six Months Ending June 30, 2013						Average
						Average	Capital Cost
	Square	Number of	Cash Basis	GAAP Basis	Average	Capital Cost	per Sq. Ft.
	Footage	Leases Signed	Base Rent	Base Rent	Lease Term	Per Sq. Ft.(1)	per Year(1)
New Leases	452,625	49	$12.38	$13.11	8.0	$32.74	$3.99
First Generation New Leases	110,285	13	18.78	20.47	8.8	58.04	6.58
Second Generation New Leases	342,340	36	10.32	10.74	7.8	24.59	3.16
Renewal Leases	651,096	40	10.49	11.01	5.1	3.44	0.68

Total / Weighted Average	1,103,721	89	$11.27	$11.87	6.3	$15.46	$2.04

Lease Comparison

Comparable Leases Only(3)

	Three Months Ending June 30, 2013
			Cash Basis			GAAP Basis
	Square	Number of		Previous	Percentage		Previous	Percentage	Average
	Footage	Leases Signed	Base Rent	Base Rent	Change	Base Rent	Base Rent	Change	Lease Term
New Leases	71,184	8	$15.66	$20.73	-24.4%	$15.94	$19.03	-16.2%	8.7
Renewal Leases	305,837	17	11.46	12.69	-9.6%	11.84	12.05	-1.7%	5.3

Total / Weighted Average	377,021	25	$12.26	$14.20	-13.7%	$12.62	$13.37	-5.6%	5.9

	Six Months Ending June 30, 2013
			Cash Basis			GAAP Basis
	Square	Number of		Previous	Percentage		Previous	Percentage	Average
	Footage	Leases Signed	Base Rent	Base Rent	Change	Base Rent	Base Rent	Change	Lease Term
New Leases	98,968	13	$13.92	$18.34	-24.1%	$14.28	$16.90	-15.5%	8.1
Renewal Leases	651,096	40	10.49	11.40	-8.0%	11.01	10.90	1.0%	5.1

Total / Weighted Average	750,064	53	$10.94	$12.31	-11.1%	$11.44	$11.69	-2.1%	5.4

(1)

The average capital cost does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(2)	Includes the 51,279 square foot renewal at Interstate Plaza, which was part of the Industrial portfolio disposition.
(3)	Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or leases with terms of less than one year.

Quarterly Supplemental Disclosure – June 30, 2013	33

FIRST POTOMAC REALTY TRUST	Retention Summary (unaudited)

Retention Analysis Excluding Industrial Portfolio Disposition(1)

	Three Months Ending June 30, 2013			Six Months Ending June 30, 2013
	Square	Square		Square	Square
	Footage	Footage		Footage	Footage
	Expiring(2)	Renewed	Retention Rate	Expiring(2)	Renewed	Retention Rate
Total Portfolio	320,842	254,558	79%	709,154	599,817	85%
Washington DC	0	0	N/A	20,965	20,965	100%
Maryland	51,835	38,075	73%	60,612	42,199	70%
Northern Virginia	49,198	37,372	76%	195,047	162,771	83%
Southern Virginia	219,809	179,111	81%	432,530	373,882	86%

Retention Analysis Including Industrial Portfolio Disposition

	Three Months Ending June 30, 2013			Six Months Ending June 30, 2013
	Square	Square		Square	Square
	Footage	Footage		Footage	Footage
	Expiring(2)	Renewed	Retention Rate	Expiring(2)	Renewed	Retention Rate
Total Portfolio	608,203	305,837	50%	996,515	651,096	65%
Washington DC	0	0	N/A	20,965	20,965	100%
Maryland	51,835	38,075	73%	60,612	42,199	70%
Northern Virginia	336,559	88,651	26%	482,408	214,050	44%
Southern Virginia	219,809	179,111	81%	432,530	373,882	86%

(1)

Excludes second quarter leasing activity for properties included in the industrial portfolio disposition: 236,082 square foot expiration at I-66 Commerce Center and a 51,279 square foot renewal at Interstate Plaza.

(2)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Quarterly Supplemental Disclosure – June 30, 2013	34

FIRST POTOMAC REALTY TRUST	Office Properties (unaudited)

Property	Buildings	Location	Square Feet	Annualized Cash Basis Rent(1)	% Leased(2)	% Occupied(2)
Washington DC
500 First Street, NW	1	Capitol Hill	129,035	$4,522,302	100.0%	100.0%
840 First Street, NE	1	NoMA(3)	247,146	7,011,353	100.0%	100.0%
1005 First Street, NE	1	NoMA(3)	30,414	2,496,000	100.0%	100.0%
1211 Connecticut Avenue, NW	1	CBD(3)	125,119	3,512,573	97.1%	97.1%

Total / Weighted Average	4		531,714	$17,542,227	99.3%	99.3%
Maryland
Worman’s Mill Court	1	Frederick	40,099	$381,225	87.6%	87.6%
Annapolis Business Center	2	Annapolis	102,374	1,688,813	98.8%	98.8%
Campus at Metro Park North	4	Rockville	190,720	3,708,918	100.0%	89.6%
Cloverleaf Center	4	Germantown	173,766	2,065,268	74.1%	74.1%
Gateway Center	2	Gaithersburg	44,010	509,730	67.1%	67.1%
Hillside I and II	2	Columbia	85,631	907,478	74.4%	74.4%
10320 Little Patuxent Parkway	1	Columbia	136,193	1,706,184	81.4%	81.0%
Patrick Center	1	Frederick	66,269	968,078	77.1%	77.1%
Redland Corporate Center	2	Rockville	349,267	7,878,398	100.0%	87.8%
West Park	1	Frederick	28,390	267,015	81.7%	81.7%

Total / Weighted Average	20		1,216,719	$20,081,108	89.0%	83.9%
Northern Virginia
Atlantic Corporate Park	2	Sterling	219,526	$1,511,092	40.6%	35.3%
Cedar Hill	2	Tyson’s Corner	102,632	2,174,195	100.0%	100.0%
Herndon Corporate Center	4	Herndon	128,084	1,514,055	82.6%	82.6%
Lafayette Business Center(4)	5	Chantilly	221,585	3,324,380	85.3%	85.3%
One Fair Oaks	1	Fairfax	214,214	5,284,315	100.0%	100.0%
Reston Business Campus	4	Reston	82,372	1,074,901	83.2%	76.8%
Three Flint Hill	1	Oakton	180,714	2,699,641	84.7%	84.7%
Van Buren Office Park	5	Herndon	107,409	1,329,559	93.9%	79.5%
Windsor at Battlefield	2	Manassas	155,511	1,995,606	90.3%	90.3%

Total / Weighted Average	26		1,412,047	$20,907,744	82.4%	80.1%
Southern Virginia
Greenbrier Towers	2	Chesapeake	172,609	$1,684,791	83.1%	82.0%
Total / Weighted Average	52		3,333,089	$60,215,870	87.6%	84.7%

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD—DC(3)	112,269	$3,992,850	100.0%	93.8%
Aviation Business Park	3	Glen Burnie—MD	120,285	778,022	44.3%	41.0%
Prosperity Metro Plaza	2	Merrifield—NOVA	325,987	5,933,296	86.0%	86.0%

Total / Weighted Average	6		558,541	$10,704,168	79.8%	77.9%

(1)

Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

(2)	Does not include space in development or redevelopment.
(3)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.
(4)	Lafayette Business Center consists of the following properties: Enterprise Center and Tech Court.

Quarterly Supplemental Disclosure – June 30, 2013	35

FIRST POTOMAC REALTY TRUST	Business Park / Industrial Properties (unaudited)

Property	Buildings	Location	Square Feet	Annualized Cash Basis Rent(1)	% Leased(2)	% Occupied(2)
Maryland
Ammendale Business Park(3)	7	Beltsville	312,846	$4,082,571	100.0%	97.0%
Gateway 270 West	6	Clarksburg	255,917	2,493,277	70.9%	67.6%
Girard Business Center(4)	7	Gaithersburg	297,422	2,774,656	79.9%	78.9%
Owings Mills Business Park(5)	4	Owings Mills	180,475	1,493,267	53.7%	51.7%
Rumsey Center	4	Columbia	134,689	1,379,479	94.9%	92.3%
Snowden Center	5	Columbia	145,180	2,143,911	98.9%	98.9%
Triangle Business Center	4	Baltimore	74,429	362,337	50.2%	50.2%

Total / Weighted Average	37		1,400,958	$14,729,499	81.2%	79.2%
Northern Virginia
Corporate Campus at Ashburn Center	3	Ashburn	194,184	$2,562,219	100.0%	100.0%
Gateway Centre Manassas	3	Manassas	102,579	638,848	60.4%	60.4%
Linden Business Center	3	Manassas	109,787	1,058,189	97.4%	70.5%
Newington Business Park Center(6)	7	Lorton	255,431	2,319,288	82.2%	80.4%
Plaza 500(6)	2	Alexandria	505,050	4,928,921	74.6%	74.6%
Prosperity Business Center	1	Merrifield	71,343	913,577	100.0%	100.0%
Sterling Park Business Center(7)	7	Sterling	474,808	4,417,235	94.9%	91.8%

Total / Weighted Average	26		1,713,182	$16,838,277	85.9%	83.0%
Southern Virginia
Chesterfield Business Center(8)	11	Richmond	320,321	$1,830,319	85.2%	85.2%
Hanover Business Center	4	Ashland	183,670	844,429	68.0%	68.0%
Park Central	3	Richmond	204,755	2,132,864	91.9%	91.9%
Virginia Center Technology Park	1	Glen Allen	118,436	1,250,800	85.6%	85.6%
Crossways Commerce Center(9)	9	Chesapeake	1,087,239	11,251,509	94.2%	94.2%
Battlefield Corporate Center	1	Chesapeake	96,720	795,456	100.0%	100.0%
Greenbrier Business Park(10)	4	Chesapeake	412,526	3,920,856	79.7%	74.5%
Norfolk Commerce Park(11)	3	Norfolk	261,848	2,492,435	89.6%	78.4%

Total / Weighted Average	36		2,685,515	$24,518,668	88.3%	86.4%
Total / Weighted Average	99		5,799,655	$56,086,443	85.9%	83.7%

Unconsolidated Joint Ventures
RiversPark I and II	6	Columbia—MD	307,747	$3,963,532	92.9%	89.1%

(1)

Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

(2)	Does not include space in development or redevelopment.
(3)	Ammendale Business Park consists of the following properties: Ammendale Commerce Center and Indian Creek Court.
(4)	Girard Business Center consists of the following properties: Girard Business Center and Girard Place.
(5)	Owings Mills Business Park consists of the following properties: Owings Mills Business Center and Owings Mills Commerce Center.
(6)	Newington Business Park Center and Plaza 500 are classified as Industrial properties.
(7)	Sterling Park Business Center consists of the following properties: 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.
(8)	Chesterfield Business Center consists of the following properties: Airpark Business Center, Chesterfield Business Center and Pine Glen.
(9)

Crossways Commerce Center consists of the following properties: Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways I, Crossways II, 1434 Crossways Boulevard and 1408 Stephanie Way.

(10)	Greenbrier Business Park consists of the following properties: Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.
(11)	Norfolk Commerce Park consists of the following properties: Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Quarterly Supplemental Disclosure – June 30, 2013	36

FIRST POTOMAC REALTY TRUST	Management Statements On Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted funds from operations (“AFFO”), variously defined, as supplemental performance measures.

The Company believes NOI, Same-Property NOI, EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

NOI

Management believes that NOI is a useful measure of the Company’s property operating performance. The Company defines NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry.

However, NOI should not be viewed as a measure of the Company’s overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties.

SAME-PROPERTY NOI

The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, the Company’s same-property NOI may not be comparable to other REITs.

EBITDA

Management believes that EBITDA is a useful measure of the Company’s operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.

FFO

Management believes that FFO is a useful measure of the Company’s operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before minority interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate assets. The Company also excludes, from its FFO calculation, any depreciation and amortization related to third parties from its consolidated joint ventures. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Core FFO

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, contingent consideration charges and acquisition costs.

AFFO

Management believes that AFFO is a useful measure of the Company’s liquidity. The Company computes AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.

First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. The Company also excludes development and redevelopment related expenditures. AFFO provides an additional perspective on the Company’s ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.

Quarterly Supplemental Disclosure – June 30, 2013	37